MUFG Americas Holdings Corporation (MUAH) MUFG Americas Holdings Corporation Investor Presentation for the Quarter Ended June 30, 2021

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “expect," “target,” “anticipate,” “intend,” “plan,” “seek," "estimate,” “potential,” “project,” "forecast," "outlook," or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” "might," or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any factor described above, in this presentation, or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial condition, results of operations and prospects. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes the tangible common equity capital ratio to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. This investor presentation also includes the adjusted efficiency ratio to enhance the comparability of MUAH's efficiency ratio when compared with other financial institutions. Please refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended June 30, 2021. This investor presentation also includes adjusted net income, a non-GAAP financial measure, which adjusts noninterest income and noninterest expense for the fees and costs associated with services provided to MUFG Bank, Ltd. branches in the U.S. to enhance comparability with other financial institutions. This presentation should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures presented by other companies. Forward-Looking Statements and Non-GAAP Financial Measures 2

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 MUFG has a Significant Presence in the U.S. Significant presence in the United States through MUFG Americas Holdings Corp. (MUAH), its Intermediate Holding Company, as well as through MUFG branches, collectively referred to as Combined U.S. Operations (CUSO) • Assets: $3.2 trillion, 6th largest globally • Loans: $1.0 trillion • Deposits: $1.9 trillion • Locations: ~2,500 • Employees: ~163,000 across 50+ countries • Assets: $331 billion3 • Loans: $162 billion3 • Deposits: $215 billion3 • Locations: 309 branches • Employees: ~13,900 FTE4 MUFG2 MUFG U.S. 6/30/21 assets: $133.2B 3 6/30/21 assets: $29.3B 6/30/21 assets: $2.8B1 6/30/21 assets: $2.6B 6/30/21 assets: $130.3B 6/30/21 assets: $5.7B 6/30/21 assets: $17.4B

Strength of U.S. Presence

MUFG Vision	Be the world's most trusted financial group.
MUAH & MUFG Americas Mission	To be a foundation of strength and trust committed to meeting the needs of our customers, colleagues, communities and shareholders, fostering shared and sustainable growth.

Financial Strength and Value

- MUFG Union Bank (MUB) was formed over 150 years ago
- Strong balance sheet with historically highly-rated credit loan portfolio, high quality capital base (Tier 1 risk-based capital ratio of 15.89%) and strong liquidity
- Solid investment grade credit ratings (MUB is rated A/A2/A)[1]

Clients

- Client centric strategy built on long standing relationships in affluent West Coast and select national footprints
- MUB serves 2.0 million clients and is committed to forging long-standing relationships that enable us to provide strong solutions to our clients
- MUFG Americas serves ~1,200 U.S. mid-to-large cap corporate and financial institution clients nationwide, aligned by industry verticals

Shareholders

- Owned by and strategically important to Mitsubishi UFJ Financial Group (MUFG), one of the world's largest financial organizations
- MUFG traces its history back over 360 years and emphasizes a conservative risk culture with a focus on safety and soundness
- First Japanese bank to join the Net-Zero Banking Alliance[2] and to set long-term goals for sustainable finance (¥35 trillion, or ~$324 billion[3], from FY2019 to FY2030)

Colleagues

- Experienced, stable, and diverse local management team and a majority of independent board members
- MUFG Americas is committed to Inclusion and Diversity. Workforce is comprised of 48.6% women, 58.4% people of color, and 66.6% of women or people of color at the VP level and above[4]

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

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Advancing Sustainable Growth and Financial Opportunity

Addressing climate change and combating social and racial inequality is crucial to achieving a sustainable environment and society. MUFG Americas will support this progress by focusing on environmental, social, governance (ESG) goals.

Sustainable Business Office for the Americas (SBOA) Five Program Pillars:

1. **Social License to Operate**
2. **Embed ESG in Risk Framework**
3. **Carbon Neutral By 2030**
4. **ESG Products / Business Promotion**
5. **ESG Disclosures**

MUFG Global

ESG Commitments

- ¥35 trillion FY2019 – 2030 Global sustainable finance goal (~$324 billion[1])
- MUFG Environmental and Social Policy Framework in place
- Aim for net zero emissions in finance portfolio by 2050 and own operations by 2030

Awards

- **#2** Renewable energy lead arranger (*Bloomberg New Energy Finance*)
- **#6** Sustainability linked loans (*Refinitiv*)
- **#10** Green & social corporate bonds (*Dealogic*)
- **2019 Lead Manager of the Year** Social bonds (*Environmental Finance*)

Restricted transactions sectors listed within MUFG Environmental and Social Policy Framework, last updated April 2021

- Coal-fired power generation
- Mining (coal)
- Oil & Gas (oil sand, development of the Arctic)
- Large hydropower
- Forestry
- Palm oil
- Cluster munitions manufacturing
- Inhumane weapons

-- Environmental and Social   -- Social

Balance of financing and **reduction target of coal-fired power generation projects[2]**



Balance
$3.58 billion
vs. FY19
By 50%
Zero
FY19
FY30 (Target)
Targeting FY40

MUFG Americas

ESG Commitments

- $72 billion exceeded $41 billion CY2016-2020 Community Service Action Plan goal for environmental and social finance



Exceeded **environmental finance** sub-goal by $25 bn
$25 bn
$50 bn
Exceeded **social finance** sub-goal by $6 bn
$16 bn
$22 bn
Sub-goal
CY2016-2020 Actual

New ESG Product

- Launched in February 2021 one of the first Green Deposits in the U.S.

MUFG Americas Holdings Corporation Investor Presentation, 2Q21
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Strategic Plan

Strategic framework including Objectives and Key Results (OKRs) and Corporate Priority Initiatives (CPIs) are focused on remediating our earnings issues, technology deficit and effectively managing risks

Americas OKRs	What are we doing
Customers **Create a client-centric business model**	• MUB is dedicated to a **client-centric, relationship-based, "back to basics" approach** • Global Corporate & Investment Banking will continue to **focus on key client segments and differentiating through innovative credit structures** • **Rationalize and exit non-client centric businesses and products**
People **Foster a diverse, inclusive, winning culture**	• **Committed to increasing diverse representation** through hiring, development and retention practices • Focused on **increasing sustainable employee engagement**
Controls **Effectively manage risks**	• Advance the firm's **information security control framework** • As part of **Transformation**, replace the Core Banking platform and implement the Risk and Regulatory Data program • Maintain **effective oversight of compliance matters** and enhance internal control framework
Profitability **Deliver competitive results**	• **Rewiring** will structurally change the way we operate and reduce our cost base • **Simplify operating model** to position the platform for growth • **Transformation** will bring a client-first, customer centric operating model to support our business and technology opportunities

Corporate Priority Initiatives

#	Initiative	Segment
1	Safety & Soundness	Enterprise
2	Rewiring MUFG	Enterprise
3	Transformation	Enterprise
4	Gathering & Optimization of Quality Deposits	Enterprise
5	Regional Bank Restructure	Regional Bank
6	Mortgage – Relationship Program[1]	Regional Bank
7	Differentiate & Win (CB)	Regional Bank
8	Differentiate & Win (SB, BB)	Regional Bank
9	Sponsor Coverage	Global Corporate & Investment Banking and MUSA
10	Secured Asset Finance	Global Corporate & Investment Banking and MUSA
11	Commercialize Trade Payable Services	Global Corporate & Investment Banking and MUSA
12	Balance Sheet Optimization	Global Corporate & Investment Banking and MUSA

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

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MUFG Americas Holdings Corporation Investor Presentation, 2Q21 7 Strategic Update Enterprise • Kevin Cronin was appointed as Regional Executive for the Americas and is developing a “100 Day Plan”, pursuing business transformation by leveraging current strategy • Significantly enhanced talent and top team; completed effective transition to new leadership regime • Business Portfolio Evaluations of non-core aspects of the business model continues, with recent exits and divestitures (executed sale of select Global Trust Services business; announced sale of Homeowners Association business) MUB / Regional Bank “Back to Basics” Strategy – Commercial (CB), Small Business (SB) and Business Banking (BB) • CB Customer Satisfaction awards (#1 & 3), vs. key geographic competitors (per Greenwich Associates) • CB ended FY20 with solid momentum, 25% increase in new clients year over year • Established the Business Credit Center with dedicated SB and BB support, policies, and processes • Designed an in-branch Small Business Specialist role and hired 54 FTE in high opportunity branches Global Corporate & Investment Banking and MUSA • New Talent in Capital Markets, Leveraged Finance, Sales and Trading, and Restaurant Finance • Close partnership with Sales & Trading function for secondary distribution Continuous Efficiency Improvement (e.g., Rewire) - On track to deliver $250-300 million of savings by 20231 and helped curtail expense growth as well as offset elevated technology spend • Focused on Return-to-Office plan as well as supporting communities and clients as the “economy re-opens” • Changing work processes to drive simplification, real estate efficiencies and employee flexibility with hybrid model • Completed all 41 planned branch closures in 1H21; preparing for 34 “fit for purpose” branch deployments in FY21 MUAH navigated a challenging year and a half during a global pandemic and was able to develop and execute on several key strategic areas, including:

Financial Summary for MUAH This section only includes financials and other disclosures for MUAH and excludes MUFG Americas operations outside of MUAH 8

MUAH Key Business Segments

Diversification across segments and products as illustrated through revenue and earnings mix. Key MUAH business segments[1] consist of:

Regional Bank

Provides banking products and services to individual and business customers in California, Washington, and Oregon through seven major business lines: Community Banking, Small Business, Business Banking, Commercial Banking, Real Estate Industries, Wealth Management, and PurePoint Financial which is a national online direct bank deposit platform

Global Corporate & Investment Banking - U.S.

Delivers the full suite of products and services to large and mid-corporate customers based on industry-focused coverage teams, including credit as well as global treasury management, capital market solutions and various foreign exchange, interest rate risk and commodity risk management products

Transaction Banking

Offers working capital management and asset servicing solutions, including deposits and treasury management, trade finance, and institutional trust and custody to customers

MUFG Securities Americas

Engages in capital markets origination transactions, domestic and foreign debt and equity securities transactions, private placements, collateralized financings, and securities borrowing and lending transactions

Six Months Ended June 30, 2021
$2,909MM Total Revenues by Segment ($MM)[3]



$757
26.0%
$331
11.4%
$102
3.5%
$473
16.3%
$1,246
42.8%
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other[2]

Six Months Ended June 30, 2021
$424MM Pre-tax, pre-provision income[4] ($MM)



$174
$232
$13
$90
$(85)
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other[2]

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

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2021 Quarter-End MUAH Income Statement Results

Adjusted Net Income YTD increased by $975 million over prior year and second quarter 2021 vs. 2020 net income increased by $289 million



(319)
(126)
(52)
1,180
(27)
656
Adj Net Income YTD 06/30/2020[1]
A
B
C
D
Adj Net Income YTD 06/30/2021[1]

$ in millions (may not total due to rounding)

(A) Total revenue decreased primarily due to lower net interest income resulting from a lower net interest margin, lower gains on sales of securities, and lower investment banking and syndication fees, partially offset by a gain on disposition of Transaction Banking's debt servicing and securities custody services business

(B) Noninterest expense increased primarily due to a technology-related asset impairment, partially offset by a prior period retail credit card intangible impairment

(C) Reversal of provision for credit losses was largely due to an improvement in our economic forecast, compared with prior period provision for credit losses which was substantially driven by the impact of COVID-19 and the corresponding deterioration in the economic environment

(D) Income tax expense and other

(Dollars in millions)	For the Three Months Ended		
Results of operations:	June 30, 2021	March 31, 2021	June 30, 2020
Net interest income	$ 716	$ 750	$ 787
Noninterest income	711	732	809
Total revenue	**1,427**	**1,482**	**1,596**
Noninterest expense	1,274	1,211	1,178
Pre-tax, pre-provision income[2]	**153**	**271**	**418**
(Reversal of) provision for credit losses	(174)	(175)	361
Income before income taxes and including noncontrolling interests	**327**	**446**	**57**
Income tax expense (benefit)	19	70	39
Net income including noncontrolling interests	**308**	**376**	**18**
Deduct: Net loss (income) from noncontrolling interests	3	3	4
Net (loss) income attributable to MUAH	**$ 311**	**$ 379**	**$ 22**

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

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MUFG Americas Holdings Corporation Investor Presentation, 2Q21 102.6 102.0 102.4 105.3 104.0 38 37 38 38 36 10 9 10 10 10 5 7 7 7 7 10 8 7 7 6 39 40 40 44 44 Money Market Savings Interest Checking Time Deposit Non-Interest Bearing 2Q20 3Q20 4Q20 1Q21 2Q21 Earning Assets3 ($B) Deposit Growth4 ($B) Balance Sheet Composition and Trends Loan Portfolio Composition2Earning Asset Mix1 11 Loans, 51.7% Securities, 17.4% Securities Purchased under Repo and Borrowed, 10.7% Trading Assets & Other, 9.5% Cash and Cash Equivalents, 10.7% Commercial & Industrial, 39.1% Commercial Mortgage, 20.2% Construction, 2.1% Lease Financing, 1.3% Residential Mortgage & Home Equity, 33.8% Other Consumer, 3.5% 155.0 154.0 153.9 154.9 155.0 88 88 86 81 80 25 24 24 27 27 18 18 18 17 17 12 12 12 15 15 12 13 13 16 17 Loans Securities Securities Purchased under Repo and Borrowed Trading Assets & Other Cash and Cash Equivalents 2Q20 3Q20 4Q20 1Q21 2Q21

MUAH Net Loans as of Period End

2Q21 total net loans held for investment decreased $3,184 million or 3.9% vs prior year end largely due to a reduction in residential mortgage and home equity loans due to pay downs as borrowers refinance in a lower rate environment, partially offset by an increase in commercial and industrial loans

$ in millions



80,893
$420
(307)
(48)
(80)
(3,353)
(231)
415
77,709
Net Loans as of 12/31/2020
A
B
C
D
E
F
G
Net Loans as of 06/30/2021[1]

(A) Commercial and industrial loans increased $420 million or 1.3% from $31,212 million to $31,632 million with an average annualized YTD yield of 2.82%[2]

(B) Commercial mortgage loans decreased $307 million or 1.9% from $16,244 million to $15,937 million with an average annualized YTD yield of 3.06%[2]

(C) Construction loans decreased $48 million or 2.9% from $1,655 million to $1,607 million with an average annualized YTD yield of 3.14%[2]

(D) Lease financing decreased $80 million or 7.7% from $1,038 million to $958 million with an average annualized YTD yield of 4.37%[2]

(E) Residential mortgage and home equity loans decreased $3,353 million or 11.5% from $29,034 million to $25,681 million with an average annualized YTD yield of 2.88%[2]

(F) Other consumer loans decreased $231 million or 7.7% from $2,983 million to $2,752 million with an average annualized YTD yield of 9.55%[2]

(G) Allowance for loan losses decreased $415 million or 32.6% from $(1,273) million to $(858) million

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

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MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Commercial Loan Portfolio Commercial loan balance remains stable in 2Q21; net charge-offs continue to illustrate strong credit quality Period-end Loan Balances and Net Charge-offs (Recoveries) ($MM) $48,886 $49,981 $50,149 $49,772 $50,134 $11 $103 $57 $— $13 2Q20 3Q20 4Q20 1Q21 2Q21 13 Period Total Commercial Portfolio $48,886 $49,981 $50,149 $49,772 $50,134 Lease Financing 1,027 961 1,038 1,045 958 Construction 1,712 1,550 1,655 1,707 1,607 Commercial Mortgage 16,683 16,600 16,244 16,279 15,937 Commercial & Industrial 29,464 30,870 31,212 30,741 31,632 Total Net Charge-offs (Recoveries) $11 $103 $57 $— $13

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Multi-Family 41.5% Office 13.4% Retail 12.8% Industrial 12.0% Other 16.2% Unsecured 4.1% Los Angeles 22.3% San Diego 10.6% Orange 9.5% Santa Clara 4.2% Alameda 2.8% Contra Costa 1.9% Other (CA) 15.1% New York 4.6% Washington 6.2% Texas 2.5% Oregon 3.3% Other 17.0% Q2 2021 Geographic Distribution3Q2 2021 Property Type Breakdown2 Commercial Real Estate Overview Secured 95.9% Commercial Real Estate Statistics4 (Dollars in millions) June 30, 2021 March 31, 2021 June 30, 2020 Commitments $ 23,541 $ 23,676 $ 24,215 Commercial and Industrial 4,961 4,574 4,280 Commercial Mortgage 16,152 16,546 16,954 Construction 2,429 2,555 2,981 Outstandings 19,830 19,956 20,629 Commercial and Industrial 2,291 1,976 2,239 Commercial Mortgage 15,933 16,274 16,678 Construction 1,607 1,707 1,712 Nonperforming Loans 277 337 191 California 66.3% Largely secured, California-focused commercial real estate-purposed loans1 with strong credit performance 14

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Residential Mortgage and Home Equity Portfolio Period-end Loan Balances and Net Charge-Offs ($MM) Consumer Loan Portfolio 15 Decreased residential mortgage and home equity portfolio reflects accelerated mortgage prepayments, while consumer portfolio continues to exhibit strong credit quality Other Consumer Loans1 Period-end Loan Balances and Net Charge-offs ($MM) $33,794 $31,619 $29,034 $27,050 $25,681 Residential Mortgage and Home Equity 2Q20 3Q20 4Q20 1Q21 2Q21 2Q20 3Q20 4Q20 1Q21 2Q21 Net Charge-Offs $ (1) $ — $ (1) $ (2) $ (4) $43 $27 $35 $29 $21 $3,854 $3,374 $2,983 $2,678 $2,752 Marketplace Lender Originated Consumer Card Other Net Charge-offs 2Q20 3Q20 4Q20 1Q21 2Q21 2Q20 3Q20 4Q20 1Q21 2Q21 Other Consumer Loans $ 3,854 $ 3,374 $ 2,983 $ 2,678 $ 2,752 Other 63 59 57 52 49 Consumer Card 245 229 227 209 204 Marketplace Lender Originated 3,547 3,085 2,699 2,417 2,499 Net Charge-offs 43 27 35 29 21

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 222 176 182 270 298 147 178 317 262 232 45 44 28 27 —206 191 183 162 1501 2 1 1 — 0.37% 0.36% 0.42% 0.42% 0.41% NPA / Total Assets Other Consumer Residential Mortgage & Home Equity Construction Commercial Mortgage Commercial & Industrial 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $100 $200 $300 $400 $500 $600 $700 Nonaccrual Loans / Total Loans1,2 0.72% 0.70% 0.87% 0.91% 0.87% 0.71% 0.83% 0.79% 0.84% 0.86% MUAH Reference Banks' Average³ 2Q20 3Q20 4Q20 1Q21 2Q21 0.0% 0.5% 1.0% Asset Quality Trends Nonperforming Assets by Loan Type ($MM) Net Charge-offs (Recoveries) / Average Loans1,4 Criticized Loans5 & ACL / Total Loans 0.24% 0.60% 0.42% 0.14% 0.15% 0.59% 0.52% 0.48% 0.36% 0.21% MUAH Reference Banks' Average³ 2Q20 3Q20 4Q20 1Q21 2Q21 -0.5% 0% 0.5% 1% 16 1 $86,535 $84,974 $82,166 $79,500 $78,567 4.43% 4.44% 4.80% 4.59% 3.84% 1.80% 1.73% 1.63% 1.43% 1.19% ACL % Criticized % Loans Held for Investment 2Q20 3Q20 4Q20 1Q21 2Q21 0% 2% 4% 6% 8% $ in millions Criticized Loans 3,831 3,771 3,994 3,651 3,018 Total Allowance for Credit Losses 1,561 1,472 1,338 1,136 932

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 0.67% 0.51% 0.49% 0.39% 0.32% 0.05% 0.08% 0.08% 0.06% 0.05% Residential and Home Equity Other Consumer 2Q20 3Q20 4Q20 1Q21 2Q21 0.0% 0.3% 0.5% 0.8% 0.21% 0.25% 0.20% 0.15% 0.14% 0.04% 0.05% 0.04% 0.04% 0.03% Residential and Home Equity Other Consumer 2Q20 3Q20 4Q20 1Q21 2Q21 0.0% 0.3% 0.5% 0.8% 90+ Days Past Due30 to 89 days Past Due Residential Mortgage and Home Equity Loans Residential Mortgage Portfolio as of June 30, 2021: • 44% interest-only (non-amortizing) ◦ 63% weighted average LTV1 for the I/O portfolio • No subprime programs or option ARM loans • 82% of the consumer portfolio has a refreshed FICO score of 720 and above2 • 99% has an LTV less than or equal to 80% 17

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 402 (1,897) 353 (1,469) 4,178 Total deposits as of 12/31/2020 Total deposits as of 06/30/2021 A. Interest checking deposits increased $402 million or 5.9% from $6,831 million to $7,233 million B. Money Market accounts decreased $1,897 million or 4.9% from $38,336 million to $36,439 million C. Saving deposits increased $353 million or 3.6% from $9,710 million to $10,063 million with an average annualized YTD rate of 0.14%2 D. Time deposits decreased $1,469 million or 19.8% from $7,419 million to $5,950 million with an average annualized YTD rate of 0.7%2 E. Noninterest bearing deposits increased $4,178 million or 10.4% from $40,130 million to $44,308 million MUAH Deposits as of Period End 18 A B C D E 102,426 103,993 $ in millions 2Q21 total deposits increased $1,567 million or 1.5% vs prior year end largely due to an increase in noninterest bearing deposits from our consumer and business clients. Increase in balances driven by a combination of core growth and surge balances resulting from government stimulus and changes to client spending behaviors in response to the COVID-19 pandemic Interest-bearing deposits 1

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 6.5 4.1 3.1 0.1 0.4 TLAC FHLB Unsecured Term Debt CP & Other ST Borrowings Other Wholesale Funding Strong Liquidity Position and Diverse Funding Mix 1. Under the joint agency Tailoring Rules, Category IV firms (such as MUAH) are required to maintain a liquidity buffer that is sufficient to meet the projected net stress cash-flow need over a 30-day planning horizon under the firm's internal liquidity stress test and subject to monthly tailored liquidity reporting requirements 2. Unpledged securities of $25.5 billion; ability to meet expected obligations for at least 18 months without access to funding 3. Key sources of funding consist primarily of deposits ($104.0 billion), supplemented by wholesale funding ($14.1 billion) 4. Diversified wholesale funding mix, primarily including borrowings from the Federal Home Loan Bank (FHLB) of San Francisco, the parent (Total Loss Absorbing Capacity debt), and unsecured term debt in the capital markets 5. Unused FHLB capacity is $14.9 billion MUAH Wholesale Funding Profile $ in billions 19 MUAH Total Funding Profile Deposits 73.7% Repos 16.2% Other LT Borrowings¹ 0.1% Wholesale Funding 10.0%

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Investment Portfolio Distribution2 High Quality Investment Portfolio Commentary • Agency residential and commercial mortgage-backed securities consist of securities guaranteed by a U.S. government corporation, such as Ginnie Mae, or a government-sponsored agency such as Freddie Mac or Fannie Mae • Commercial mortgage-backed securities are collateralized by commercial mortgage loans and are generally subject to prepayment penalties • CLOs consist of structured finance products that securitize a diversified pool of loan assets into multiple classes of notes • Other debt securities primarily consist of direct bank purchase bonds, which are not rated by external credit rating agencies Investment Portfolio1 ($ in billions) 20 Agency MBS: 36.7% US Treasury and Govt-Agency: 36.9% Non-Agency RMBS: 2.8% Non-Agency CMBS: 15.5% CLOs: 4.0% Direct Bank Purchase Bonds: 2.4% Other: 1.8% Security type 2Q21 1Q21 U.S. Treasury and Govt-Agency AFS $ 6.7 $ 5.7 U.S. Agency MBS AFS 6.7 6.3 Non-Agency RMBS AFS 0.8 0.6 Non-Agency CMBS AFS 4.5 4.3 CLOs AFS 1.2 1.2 Direct Bank Purchase Bonds AFS 0.7 0.8 Other AFS 0.5 0.5 U.S. Treasury and Govt-Agency HTM 3.9 3.6 U.S. Agency MBS HTM 3.9 4.5 $ 29.0 $ 27.7

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Securities Financing Maturity Profile High Quality Securities Financing Portfolio (MUSA) $ (M ill io ns ) $12,949 $4,865 $3,563 $2,247 $19,229 $1,948 $9,159 $445 Assets Liabilities O/N and Continuous¹ 2-30 days 31-90 days > 90 days 0 10,000,000 20,000,000 30,000,000 60.4%22.8% 4.9% 0.8% 11.1% 46.2% 37.6% 4.4% 1.7% 10.0% Assets2 Liabilities2 • Securities financing activity largely conducted through MUSA • Securities financing portfolio is primarily collateralized by high quality, liquid assets • Approximately 83% is collateralized by U.S. Treasuries and Agency MBS and 17% is backed by equities, credit and other • Robust risk management framework governs secured financing profile including guidelines and limits for tenor gaps, counterparty concentration and stressed liquidity outflows U.S. Treasury & Government Agencies Agency MBS Corporate Bonds Other Debt Equities 21

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 $(80.9) $(85.9) $(76.4) $(83.0) $(82.9) (2.89)% (3.16)% (2.96)% (3.02)% (3.08)% Effect on NII % of Base Case NII 2Q20 3Q20 4Q20 1Q21 2Q21 $81.6 $124.6 $113.1 $106.4 $80.4 2.92% 4.59% 4.38% 3.87% 2.99% Effect on NII % of Base Case NII Interest Rate Risk Management of exposures other than trading Net Interest Income (NII) Sensitivity ($MM) +100 bps -100 bps G ra du al p ar al le l y ie ld c ur ve s hi ft ov er 12 -m on th h or iz on 22 For additional information regarding estimates and assumptions used in our net interest income sensitivity analysis see “Market Risk Management - Interest Rate Risk Management” in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K.

Strong and High Quality Capital Base

MUAH's capital ratios exceed the average of the Reference Banks[1]

	Reference Banks' Average[1]	MUAH Capital Ratios			
Capital ratios:	June 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Regulatory:					
Common Equity Tier 1 risk-based capital ratio	11.04 %	15.89 %	15.81 %	15.28 %	15.03 %
Tier 1 risk-based capital ratio	12.56	15.89	15.81	15.28	15.03
Total risk-based capital ratio	14.75	16.58	16.65	16.29	16.14
Tier 1 leverage ratio	8.67	9.74	9.68	9.56	9.44
Other:					
Tangible common equity ratio[2]	7.19	9.73	9.20	9.38	9.39

- MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III Rules. Under the revised Enhanced Prudential Standards (EPS) and joint agency capital Tailoring Rules, MUAH is subject to Category IV requirements
- MUAH's 2Q21 Common Equity Tier 1 and Tier 1 Capital Ratios increased to 15.89% over the 1Q21 reported 15.81% result; the increase in CET1/Tier 1 was primarily driven by 2Q21 net income of $311 million
- MUAH's results under the FRB's 2021 DFAST stress testing results released in June 2021 reflected a post-stress Common Equity Tier 1 Ratio minimum of 11.9%, which is 7.4% in excess of 4.5% regulatory minimum and 5.9% in excess of the Tier 1 Capital regulatory minimum
- MUAH as a Category IV firm was not mandatorily subject to FRB DFAST stress testing in 2021 but voluntarily opted-in. MUAH's current Stress Capital Buffer of 4.4% will be updated and informed by the FRB's 2021 DFAST results effective October 1, 2021

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

23

Strong Credit Ratings[1] & MUAH Unsecured Long-Term Debt Outstanding[2]

For the rating agencies, strong capital and conservative asset quality help offset MUAH's lower profitability and a higher level of wholesale funding relative to peers

		MUFG Union Bank, N.A.		MUFG Securities Americas Inc.	MUFG Americas Holdings Corporation	MUFG Bank, Ltd.	Mitsubishi UFJ Financial Group, Inc.
		Deposits	Senior Debt	Senior Debt	Senior Debt	Senior Debt	Senior Debt
Moody's[3]	Long-Term	Aa3	A2	—	A3	A1	A1
	Short-Term	P-1	P-1	—	—	—	P-1
Standard & Poor's	Long-Term	—	A	A	A-	A	A-
	Short-Term	—	A-1	A-1	A-2	A-1	—
Fitch[4]	Long-Term	A+	A	A	A	A-	A-
	Short-Term	F1	F1	F1	F1	F1	F1

MUFG Americas Holdings Corp.

Senior

External

Amt ($MM)	CPN (%)	Maturity Date[5]
400	3.500	Jun-22
400	3.000	Feb-25
Issued to MUFG Bank		
1,625	3-month LIBOR+99 bps	Dec-23
1,765	3-month LIBOR+94 bps	Dec-23
€22.0	3-month EURIBOR+76 bps	Dec-23
775	3-month LIBOR+76 bps	Mar-24
90	3-month LIBOR+66 bps	Mar-24
750	3-month LIBOR+79 bps	Jun-24
750	3-month LIBOR+82 bps	Sep-24
750	3-month LIBOR+84 bps	Dec-24

MUFG Union Bank, N.A.

Senior

External

Amt ($MM)	CPN (%)	Maturity Date
300	3-month LIBOR+60 bps	Mar-22
1,000	3.150	Apr-22
700	2.100	Dec-22
300	SOFR+71 bps	Dec-22

Other MUAH Subsidiaries

Senior

Issued to MUFG Bank / Affiliates

Amt ($MM)	CPN (%)	Maturity Date
312	Various	Aug-21 to Sep-27

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

24

25 Appendix

Leadership Team and Board of Directors



Kevin Cronin

MUFG	MEO, REA and MEO of GCIB Business Group
MUFG Bank	MEO, REA, Deputy Chief Executive, GCIB Business Unit and CEO for MUAH
MUAH /MUB	President & CEO



Kazuo Koshi

MUFG	MEO, Group Deputy COO-I Deputy Group Head, GCIB Business Group
MUFG Bank	MEO, Deputy COO-I Deputy Chief Executive, GCIB Business Unit
MUAH /MUB	Executive Chairman



Ryoichi Shinke

MUFG	MEO, Deputy REA
MUFG Bank	MEO, Deputy REA, with oversight of Canada and Latin America operations
MUAH /MUB	Deputy REA



GLOBAL CORPORATE & INVESTMENT BANKING (GCIB)

Jonathan Lindenberg
Head of Corporate & Investment Banking - Americas



TRANSACTION BANKING

Ranjana Clark
Head of Transaction Banking



FINANCE

Neal Holland
Chief Financial Officer



LEGAL

Michael Coyne
General Counsel



REGIONAL BANK

Greg Seibly
Head of Regional Banking



MUFG SECURITIES AMERICAS (MUSA)

William Mansfield
Regional Head of Global Markets / CEO MUSA



RISK

Donna Dellosso
Chief Risk Officer



HUMAN RESOURCES

Amy Ward
Chief Human Resources Officer



STRATEGY

Mark Thumser
Chief Strategy Officer



CHIEF OF STAFF

Masatoshi Komoriya
Chief of Staff



OPERATIONS & TECHNOLOGY

Christopher Higgins
Chief Information & Operations Officer
Head of the Transformation Program



OPERATIONAL EFFECTIVENESS

Francesca Lindner
Chief Operational Effectiveness Officer



JAPANESE CORPORATE BANKING

Daisuke Bito
Head of Japanese Corporate Banking for the Americas

MUAH/MUB Board Members

Independent Board Members

- Robin Bienfait
- Linda Cunningham
- John R. Elmore
- Michael D. Fraizer
- Suneel Kamlani[1]
- Toby S. Myerson
- Jeffrey Storey
- Dean A. Yoost

Shareholder Appointees

- Kazuo Koshi
- Kevin Cronin
- Masahiro Kuwahara
- Hiroshi Masaki
- Kazuto Uchida

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

26

MUAH Balance Sheet and Profitability Highlights as of Period End

Lower net interest margin (NIM) due to a shift in mix of earning assets from a decrease in residential mortgage and home equity loans, an increase in lower-yielding interest bearing deposits in banks and the unfavorable effect of noninterest bearing deposits in a declining rate environment

	As of Period End		
(Dollars in millions) Balance sheet[1] (end of period)	June 30, 2021	March 31, 2021	June 30, 2020
Total assets	$ 165,297	$ 169,969	$ 167,350
Total loans held for investment	78,567	79,500	86,535
Total securities	28,884	27,752	23,734
Securities borrowed or purchased under repo	15,668	18,177	17,081
Trading account assets	14,349	14,222	12,453
Total cash and cash equivalents	17,398	19,728	17,421
Total deposits	103,993	105,346	102,572
Securities loaned or sold under repo	22,832	25,329	22,087
Long-term debt	14,145	14,651	16,785
Trading account liabilities	3,409	4,235	3,256
MUAH stockholders' equity	17,502	17,068	16,658
Performance ratios (YTD)			
Net interest margin [2,3]	1.91 %	1.96 %	2.03 %
Return on average assets [2]	0.83	0.91	(0.34)
Return on average MUAH stockholders' equity[2]	8.00	8.85	(3.40)
Return on average MUAH tangible common equity[1,3]	8.87	9.84	(3.74)
Efficiency ratio[3]	85.42	81.67	79.78
Adjusted efficiency ratio[4]	82.40	77.45	75.55

MUFG Americas Holdings Corporation Investor Presentation, 2Q21

27

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 MUFG Americas Takes Pride in our Achievements in Banking and Serving Our Communities CRA Rating of Outstanding Community Service Action Plan1 Results MUFG Inclusion & Diversity Achievements Philanthropic Commitment to Communities $3.0 million Commitment to support local communities affected by COVID-19 $10.0 million Community Recovery Program commitment aimed at addressing social and racial inequalities in the U.S. $18.0 million In philanthropic grants and investments2 The MUFG Union Bank Foundation directed 90% of contributions to strategic focus areas and 86% to benefit low- and moderate-income communities. $71.9 billion In financing provided under the 5- year Community Service Action Plan, exceeding the goal of $41 billion3 $50.2 billion In environmental financing and investment3 36% Reduced our greenhouse gas emissions from our own operations3 $3.6 billion In lending and investments to support multi-family affordable housing3 28 Corporate Social Responsibility for the Americas Strategic Partnerships We support and partner with professional development and community organizations that align with our inclusion and diversity strategy, including: 1. Asian Pacific Islander Scholarship Fund (APIASF) 2. DiversityInc Best Practices 3. Elevate Enterprise Resource Group (ERG), by Spectrum Knowledge 4. Equality California Institute 5. Financial Women Association, NY 6. National Latina Business Women Association 7. National Veterans Transition Services 8. Prism International, Inc. - Association of ERGs & Councils 9. United Negro College Fund (UNCF) Bloomberg: Gender Equality Index, 2017-2020 Human Rights Campaign: 100% Corporate Equality Index, 2014-2020 DiversityInc. Noteworthy Company, 2020 25 Women to Watch and 25 Most Powerful Women in Banking, 2011-2019 U.S. Veterans Magazine: Best of the Best, 2017-2020 Black EOE Journal: Top Employer, Top LGBT- Friendly Employer, and Top Financial & Banking Company, 2010-2020

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Notes 29 Slide 3 - MUFG has a Significant Presence in the U.S. 1. Net of intercompany eliminations 2. MUFG: Total Assets, Loans, and Deposits as of 3/31/2021 using an exchange rate of USD 1.00 = JPY 110.71; global rankings for Total Assets are as of 12/31/2020; locations and countries are as of 3/31/2021; employees are as of 3/31/2021 and includes approximately 30,800 part-time and temporary employees. 3. MUFG U.S.: Total Assets of $331 billion, Loans of $162 billion, and Deposits of $215 billion; including intercompany adjustments as of 3/31/2021 4. Source: MUAH's 12/31/2020 10-K filing, number of full-time equivalent (FTE) employees for MUAH only Slide 4 - Strength of U.S. Presence 1. On July 12, 2021, Moody's upgraded MUB's long and short-term ratings to A2/P-1 from A3/P-2 2. Established by the United Nations Environment Programme Finance Initiative in April 2021, an initiative undertaken by banks that are committed to achieve net zero GHG emissions in their lending and investment portfolio by 2050 at the latest. 43 banks in 23 countries participated at launch. 3. Using an exchange rate of USD 1.00 = JPY 108.02 as of 4/26/21, the date the increased goal was announced 4. As of 3/31/2021 Slide 5 - Advancing Sustainable Growth and Financial Opportunity 1. Using an exchange rate of USD 1.00 = JPY 108.02 as of 4/26/21, the date the increased goal was announced 2. Excludes projects that are designed to contribute to transition to a decarbonized society according to the MUFG Environmental and Social Policy Framework; announced in October 2020 Slide 6 - Strategic Plan 1. Includes Conforming Gain on Sale Slide 7 - Strategic Update 1. Not including any potential reductions in expenses and associated fees transfer priced to MUFG U.S. branches that may result from the program Slide 9 - MUAH Key Business Segments 1. Source: Form 10-Q for the quarter ended June 30, 2021 2. "Other" includes the MUFG Fund Services segment, Markets segment, Japanese Corporate Banking segment and Corporate Treasury 3. Numbers may not add to 100% due to rounding 4. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle Slide 10 - 2021 Quarter-End MUAH Income Statement Results 1. Adjusted net income, a non-GAAP financial measure, adjusts noninterest income and noninterest expense for the fees and costs associated with services provided to MUFG Bank, Ltd. branches in the U.S. 06/30/2021 YTD adjusted net income is net income ($690 million) minus the net of fees from affiliates ($761 million) and costs ($715 million) associated with services provided to MUFG Bank, Ltd. branches in the U.S., net of tax ($12 million) equals $656 million. 06/30/2020 YTD adjusted net income is net loss ($284 million) minus the net of fees from affiliates ($708 million) and costs ($661 million) associated with services provided to MUFG Bank, Ltd. branches in the U.S., net of tax ($12 million) equals a loss of $319 million. Management believes adjusting net income for the fees and costs associated with services provided to MUFG Bank, Ltd. branches in the U.S. enhances the comparability of MUAH's net income when compared with other financial institutions 2. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Notes 30 Slide 11 - Balance Sheet Composition and Trends 1. Average YTD balance for the period ended June 30, 2021. May not total 100% due to rounding 2. Average YTD balance for total loans held for investment, including all nonperforming loans for the period ended June 30, 2021. May not total 100% due to rounding 3. Average YTD balance for the period ended June 30, 2021. May not total 100% due to rounding 4. Ending balances may not total due to rounding Slide 12 - MUAH Net Loans as of Period End 1. Numbers in billions and may not add up due to rounding 2. Annualized based on year to date activity Slide 14 - Commercial Real Estate Overview 1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses; does not include CMBS in the investment or trading portfolios 2. May not add to 100% due to rounding 3. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA); may not add to 100% due to rounding 4. Figures may not add due to rounding Slide 15 - Consumer Loan Portfolio 1. Quarterly balances may not total due to rounding Slide 16 - Asset Quality Trends 1. Source: SNL Financial and company reports 2. Total Loans for MUAH is based on Total Loans Held for Investment; Total Loans for Reference Banks' Average is based on gross loans which includes loans held for sale 3. Reference banks consist of 12 CCAR-filing public regional banks (CFG, CMA, COF, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB, ZION) plus the four largest U.S. money center banks (BAC, C, JPM, WFC). Reference Banks’ average based on reporting through July 21, 2021 (Source: SNL Financial) 4. Annualized ratio 5. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on regulatory ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status Slide 17 - Residential Mortgage and Home Equity Loans 1. At origination 2. Excluding loans serviced by third-party service providers Slide 18 - MUAH Deposits as of Period End 1. Numbers may not add up due to rounding 2. Annualized based on year to date activity Slide 19 - Strong Liquidity Position and Diverse Funding Mix 1. Includes non-recourse debt Slide 20 - High Quality Investment Portfolio 1. Source: Fair value of securities in MUAH 10-Q/K Filing as of June 30, 2021 and March 31, 2021 respectively; may not total due to rounding 2. Source: MUAH 10-Q Filing as of June 30, 2021; may not total 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Notes 31 Slide 21 - High Quality Securities Financing Portfolio (MUSA) 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 2. Total assets and liabilities may not total 100% due to rounding Slide 23 - Strong and High Quality Capital Base 1. Reference Banks consist of 12 CCAR-filing public regional banks listed on slide 23 Notes plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through July 26, 2021 (Source: SNL Financial) 2. Non-GAAP financial measures. Refer to our separate reconciliation of non-GAAP financial measures in our 10-K and 10-Q for year/quarter ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 Slide 24 - Strong Credit Ratings and MUAH Unsecured Long-Term Debt Outstanding 1. Credit ratings are current as of 7/23/2021 2. Excludes non-recourse debt, FHLB Loans and capital leases 3. On 7/12/2021, Moody's upgraded MUB's long and short-term ratings to A2/P-1 from A3/P-2. 4. On 10/23/2020, Fitch affirmed MUAH, MUB, and MUSA's long and short-term ratings of A/F1 outlook negative 5. Based on contractual maturity Slide 26 - Leadership Team and Board of Directors MEO: Managing Executive Officer REA: Regional Executive for the Americas 1. Mr. Kamlani serves only on the Board of Directors of MUFG Americas Holdings Corporation Slide 27 - MUAH Balance Sheet and Profitability Highlights as of Period End 1. Annualized based on year to date activity 2. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 21% for 2020 and 2021 3. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income) 4. Non-GAAP financial measure in our 10-Q/K for quarter- and year-ended June 30, 2021, March 31, 2021 and June 30, 2020 Slide 28 - MUFG Americas Takes Pride in our Achievements in Banking and Serving Our Communities 1. MUAH's 5-year Community Service Action Plan ("CSAP") ended on December 31, 2020. A new CSAP is expected to be implemented in Q1 2022 2. For the year ended 12/31/2020 3. For the five-year period from 1/1/2016 to 12/31/2020

MUFG Americas Holdings Corporation Investor Presentation, 2Q21 Contacts Contacts Daniel Weidman Stanley Cecala Managing Director, Corporate Communications Director, Investor Relations (213) 236-4050 (212) 782-5629 daniel.weidman@unionbank.com stanley.cecala@unionbank.com Investor Relations MUFG Americas Holdings Corporation (212) 782-6872 debtcapitalmarketsir@unionbank.com 32